Registration No. 333-147560
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRIENDLY AUTO DEALERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	33-1176182
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)

4132 South Rainbow Boulevard
Suite 514
Las Vegas, Nevada 89103
(925) 234-1783

(Address and telephone number of principal executive offices)

4132 South Rainbow Boulevard
Suite 514
Las Vegas, Nevada 89103
(925) 234-1783

(Address of principal place of business or intended principal place of business)

EastBiz.Com, Inc.
5348 Vegas Drive
Las Vegas, Nevada 89108
Telephone: (702) 871-8678

(Name, address and telephone number of agent for service)

WITHDRAWAL OF CLOSING OF OFFERING AMENDMENT 1

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form SB-2 Registration No. 333-147560, filed with the Securities and Exchange Commission as amended on October 21,  2007 (the “Registration Statement”),  (“FAD”), which was subsequently deemed effective December 10, 2007.

On January 17, 2008 the Board of Directors of FAD unanimously voted to close the offering of the one million (1,000,000) common shares registered on Form SB-2 (Registration No. 333-147560).  The filing of this amendment was in error. The Board determined that under Rule 477 of the Securities and Exchange Act of 1933 that such an amendment was unnecessary and therefore unanimously voted  on January 25, 2008 to withdraw the previous Post Offering Amendment 1 filed with the Securities and Exchange Commission on January 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 477 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and duly caused the Post Effective Amendment No.1 to be filed. It was filed in error and this Amendment 2 is hereby filed to withdraw said filing. This Amendment 2 is to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 25, 2008.

FRIENDLY AUTO DEALERS, INC. (Registrant)

By:	/s/ TONY LAM
Name:	TONY LAM
Title:	Chief Financial Officer

Date:	January 25, 2008

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on January 25, 2008.

Name	Title

/s/ TONY LAM Tony Lam	President and Director (Principal Executive Officer)

/s/ TONY LAM Tony Lam	Chief Financial Officer (Principal Financial Officer)

/s/ TONY LAM Tony Lam	Vice President and Controller (Principal Accounting Officer)

/s/ TONY LAM Tony Lam	Director